EXHIBIT 4.01



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                       ADELPHIA COMMUNICATIONS CORPORATION

                                       AND

                              THE BANK OF NEW YORK
                (successor to Harris Trust Company of New York),
                                     Trustee

                    10-7/8% Senior Notes due October 1, 2010


                          THIRD SUPPLEMENTAL INDENTURE


                         Dated as of September 20, 2000


                                       TO

                                    INDENTURE

                           Dated as of April 28, 1999



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                                TABLE OF CONTENTS

                                                                                                               Page

                              ARTICLE 1 DEFINITIONS

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     1.1. Definitions.............................................................................................1


                      ARTICLE 2 FORM AND TERMS OF THE NOTES

     2.1. Form and Dating........................................................................................10
     2.2. Execution and Authentication...........................................................................11
     2.3. Depository and Paying Agent for Notes..................................................................11
     2.4. Transfer and Exchange of Notes.........................................................................11
     2.5. Change of Control Offer................................................................................13
     2.6. Events of Default......................................................................................15
     2.7. Acceleration...........................................................................................17
     2.8. Mergers and Consolidations.............................................................................17
     2.9. Supplemental Indentures................................................................................18
     2.10. Covenants.............................................................................................19
     2.11. Defeasance and Covenant Defeasance....................................................................24


                             ARTICLE 3 MISCELLANEOUS

     3.1. Effect of Headings.....................................................................................24
     3.2. Succesors and Assigns..................................................................................24
     3.3. Separability Clause....................................................................................24
     3.4. Governing Law..........................................................................................24




                                    EXHIBITS

Exhibit A         FORM OF NOTES


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                  THIS THIRD SUPPLEMENTAL INDENTURE, dated as of September 20,
2000 ("Supplemental Indenture"), is by and between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), having its principal office at One North Main Street, Coudersport, PA 16915, and THE BANK OF NEW YORK(, successor to Harris Trust Company of New York, formerly known as Bank of Montreal Trust Company), a trust company organized under the laws of the State of New York, as trustee (the "Trustee"), having its principal corporate trust office at 101 Barclay Street, 21st Floor, New York, NY 10286.

                                   WITNESSETH:

                  WHEREAS, the Company and Bank of Montreal Trust Company, acting as trustee, executed and delivered an Indenture, dated as of April 28, 1999 (the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

                  WHEREAS, the issuance and sale of up to $1,000,000,000 aggregate principal amount of a series of the Company's Securities (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on September 15, 2000;

                  WHEREAS, the Company desires to issue and sell $750,000,000 aggregate principal amount of the Notes on the date hereof;

                  WHEREAS, the Company desires to enter into a supplemental indenture pursuant to Section 9.1 of the Indenture to supplement the Indenture to establish the form and terms of the Notes; and

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:

                                    ARTICLE 1

                                   DEFINITIONS

  1.1.   Definitions.

                  (a) All of the terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context otherwise requires, and for the purposes of this Supplemental Indenture, the following terms have the meanings set forth in this Section:

                  "Additional Notes" means up to $250 million aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.2 and 2.10 hereof, as part of the same series as the Initial Notes.

                   "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of the Company, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by the Company, a Restricted Subsidiary or an Unrestricted Subsidiary of the Company. Without a limitation, an Affiliate also includes any director or executive officer of the Company. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

                  "Agent" means any Security Registrar, Paying Agent, co-registrar or agent for service of notices and demands. See Section 2.3 hereof.

                  "Agent Members" means members of, or participants in, the Depository.

                  "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of the Company.

                  "Allowable Securities" means (i) cash equivalents, (ii) common or preferred Capital Stock in a Person which (x) has Investment Grade Senior Debt or (y) whose ratio of Indebtedness plus Preferred Stock to Annualized Pro Forma EBITDA is less than 7.75:1, or (iii) debt securities issued by a Person which (x) has Investment Grade Senior Debt or (y) whose Leverage Ratio is less than 7.75:1, provided that the securities in (ii)(y) and (iii)(y) above shall only be deemed to be Allowable Securities if the principal business of the Person is owning and operating cable television systems.

                  "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of the Company only, the Company's Aggregate Excess Restricted Investments for such fiscal quarter.

                  "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary or (c) all or substantially all of the assets of a Company System or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of the Company or any Restricted Subsidiary.

                  "Applicable Procedures" means the procedures of the Depository.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of any equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of the Company issued after January 1, 1993 upon conversion of or in exchange for other securities of the Company).

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting Capital Stock of the Company and (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting Capital Stock of the Company, or
(ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors) cease for any reason to constitute a majority of the directors then in office.

                  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                  "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

                  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP consistently applied.

                  "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus (ii) cumulative EBITDA of the Company from and after January 1, 1993 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

                  "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

                  "Depository" means The Depository Trust Company and its successors.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company, each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                  "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of the Company for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and
(ii), or if such amounts are equal, such amount:

                           (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by the Company or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate and during the twelve-month period ending on the last day of such fiscal quarter;

                           (ii) cash income received during such quarter by the Company with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four;

                  and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by the Company with respect to such Restricted Investment during each of the previous two fiscal quarters, or (y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

                  "Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depository.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Security Registrar's books.

                  "Indebtedness" is defined to mean (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

                   "Initial Investment" means the Restricted Investment in a Person made by the Company or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of the Company, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since February 22, 1994, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

                  "Initial Notes" means the first $750,000,000 aggregate principal amount of 10 7/8% Notes due 2010 that are issued under this Supplemental Indenture, as amended or supplemented from time to time pursuant to the Indenture.

                   "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Investment Grade Senior Debt" means, with respect to any Person, Indebtedness of such Person which has been rated with an investment grade rating by Moody's or Standard & Poor's Corporation.

                  "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

                  "Lien" means with respect to any property or assets of the Company (it being understood that for the purposes of this definition property or assets of the Company do not include property or assets of any Subsidiary of the Company) any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing) except for (i) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) liens imposed by law such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings; (iii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; or (v) liens arising upon entry of a confession of judgment in Pennsylvania courts in connection with borrowings not in excess of $1,000,000 in the aggregate.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

                   "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Investments" means, for any Person, Restricted Investments made on or after February 22, 1994 consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by the Company from Olympus, minus the aggregate amount of all Restricted Investments made since February 22, 1994 with respect to Olympus,
(iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after January 1, 1993, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since January 1, 1993, (iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by the Company and its Restricted Subsidiaries under Section 10.6; provided further that no Restricted Investments may be made under (ii), (iii), (iv) or (v) unless pro forma for such Restricted Investment the Company could incur $1 of debt under the first paragraph of
Section 10.5.

                  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) in the case of Indebtedness of the Company, the average life and the date such Indebtedness is scheduled to mature is not shortened and
(iii) in the case of Indebtedness of the Company, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person, as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

                  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's Corporation): (a) in the event the Notes are rated by either Moody's or Standard & Poor's on the Rating Date as Investment Grade Senior Debt, the rating of the Notes by both Moody's and Standard & Poor's shall be below Investment Grade Senior Debt; or (b) in the event the Notes are rated below Investment Grade Senior Debt by both Moody's and Standard & Poor's on the Rating Date, the rating of the Notes by either Moody's or Standard & Poor's shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                  "Redeemable Stock" means with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Notes.

                  "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of the Company.

                  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any shares of Capital Stock of the Company or Capital Stock of any Subsidiary which is consolidated with the Company in accordance with GAAP consistently applied, except for any dividend or distribution which is made solely to the Company or another Subsidiary or dividends or distributions payable solely in shares of Common Stock of the Company, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Indebtedness of the Company which is subordinate in right of payment to the Notes, except by exchange for or out of the proceeds of the substantially concurrent issuance of Permitted Refinancing Indebtedness or from proceeds of a sale of Capital Stock by the Company, or (b) shares of Capital Stock of the Company or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock of the Company or any securities exchangeable for or convertible into any such shares, other than options issued or shares purchased or granted under the Company's Stock Option Plan of 1986 or the Company's Restricted Stock Bonus Plan, from any employee of the Company or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of the Company, except for the purchase, redemption, retirement or other acquisition of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock other than any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to October 1, 2010.

                  "Restricted Subsidiary" means (a) any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of the Company, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of this Indenture.

                  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                   "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Company which is classified after the date of this Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (c) any subsidiary which as of the date of the Indenture has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company (such Unrestricted Subsidiaries including, without limitation, Adelphia Business Solutions, Inc., Global Cablevision, Inc., Orchard Park Cablevision, Inc., Global Acquisition Partners, L.P. and Frontier Vision Partners, L.P. on the date hereof); provided that a Subsidiary organized or acquired after the date of this Indenture may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by the Company and its Restricted Subsidiaries in any such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under this Indenture. The Trustee shall be given prompt notice by the Company of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

                  (b) Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:


                Term                                                          Defined in Section


                  "Change of Control Offer".............................................2.5
                  "Change of Control Purchase Price"....................................2.5
                  "Company".............................................................Preamble
                  "DTC".................................................................2.3
                  "Event of Default"....................................................2.7
                  "Indenture"...........................................................Preamble
                  "Proposed Change of Control Response Date"............................2.5
                  "Reclassification"....................................................2.11
                  "Supplemental Indenture"..............................................Preamble
                  "Trustee".............................................................Preamble


                                    ARTICLE 2

                           FORM AND TERMS OF THE NOTES

 2.1.   Form and Dating.
        ---------------

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Notes. Notes shall be issued initially in the form of the Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  The Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Notes to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.4 hereof.

                  Except as set forth in Section 2.4 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Note Custodian.

                  Agent Members shall have no rights either under this Indenture with respect to any Global Notes held on their behalf by the Depository or by the Note Custodian or under such Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

                  (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Except as provided in
Section 2.4, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Securities.

  2.2.   Execution and Authentication.

                  An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer, authenticate up to $750,000,000 aggregate principal amount of Initial Notes and up to $250,000,000 aggregate principal amount of Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amounts except as provided in Section 3.6 of the Indenture.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

  2.3.   Depository and Paying Agent for Notes.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent respect to the Global Notes.

  2.4.   Transfer and Exchange of Notes.

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

                  (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Security Registrar with a request:

                           (x) to register the transfer of the Definitive Notes; or

                           (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

                  (c)      Intentionally omitted.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.4), the Global Notes may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (e)      Intentionally omitted.

                  (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                           (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g)      Intentionally omitted.

                  (h) Cancellation and/or Adjustment of the Global Notes. At such time as all beneficial interests in the Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Notes shall be returned to or retained and canceled by the Trustee in accordance with
Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in the Global Notes is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by the Global Notes shall be reduced accordingly and an endorsement shall be made on the Global Notes, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Notes at the Security Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.4 hereto).

                           (iii) All Definitive Notes and the Global Notes issued upon any registration of transfer or exchange of Definitive Notes or the Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or the Global Notes surrendered upon such registration of transfer or exchange.

                           (iv)     Prior to due presentment for the
                                    registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (v) The Trustee shall authenticate Definitive Notes and the Global Notes in accordance with the provisions of Section 2.2 hereof.

  2.5.   Change of Control Offer.

                  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Company shall notify the Trustee in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

                  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Company also shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at his address appearing in the register of the Notes maintained by the Security Registrar, a notice stating:

                           (1) that the Change of Control Offer is being made
                  pursuant to this covenant and that all Notes tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

                           (2) the Change of Control Purchase Price and the
                  purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

                           (3) that any Note not tendered will continue to
                  accrue interest;

                           (4) that, unless the Company defaults in the payment
                  of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (5) that holders accepting the offer to have their
                  Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                           (6) that holders will be entitled to withdraw their
                  acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

                           (7) that holders whose Notes are being purchased only
                  in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

                           (8) any other procedures that a holder must follow to
                  accept a Change of Control Offer or effect withdrawal of such acceptance.

                  Notwithstanding any other provision of this Section 2.5, in the case of a notice of a Change of Control Offer that is being furnished by the Company with respect to a proposed Change of Control that has not yet actually occurred, the Company may specify in such notice that holders of the Notes shall be required to notify the Company, by a date not earlier than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such holders will tender their Notes for payment pursuant to the Change of Control Offer and to notify the Company of the principal amount of such Notes to be so tendered (with the failure of any holder to so notify the Company within such 30-day period to be deemed an election of such holder not to accept such Change of Control Offer). In such event, the Company shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

                  On the Change of Control Payment Date, the Company shall (a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  There shall be no purchase of any Notes pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Notes pursuant to the Change of Control Offer, by the holders of such Notes) and is continuing an Event of Default. The Paying Agent will promptly return to the respective holders thereof any Notes (a) the tender of which has been withdrawn in compliance with this Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

                  In the event that the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

  2.6.   Events of Default.

                  With respect to the Notes issued under this Supplemental Indenture, Section 5.1 of the Indenture is hereby replaced in its entirety as follows:

                  An "Event of Default" occurs with respect to the Notes if:

                           (1) the Company  defaults in the payment of any
                  principal of such series of Notes when the same becomes due and payable at maturity, upon acceleration or otherwise;

                           (2) the Company defaults in the payment of any
                  interest on such series of Notes when the same becomes due and payable and the default continues for a period of 30 days;

                           (3) the Company defaults in the observance or
                  performance of any other covenant in such series of Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of such series of Notes (including the Additional Notes, if any) then outstanding;

                           (4) the Company fails to pay when due principal,
                  interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in this Indenture;

                           (5) a court of competent jurisdiction enters a final
                  judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                           (6) the Company, or any Restricted Subsidiary with
                  liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

                                            (A)      commences a voluntary case,

                                            (B)      consents  to the entry of
                                                     an order for relief against
                                                     it in an involuntary case,

                                            (C)      consents to the appointment
                                                     of a Custodian of it or for
                                                     all or substantially all of
                                                     its property, or

                                            (D)      makes a general assignment
                                                     for the benefit of its
                                                      creditors;

                           (7) a court  of  competent  jurisdiction  enters  an
                  order  or  decree  under  any Bankruptcy Law that:

                                            (A)      is for relief against the
                                                     Company, or any Restricted
                                                     Subsidiary with liabilities
                                                     of greater than $10,000,000
                                                     under GAAP as of the
                                                     effective date of such
                                                     order or decree, in an
                                                     involuntary case,

                                            (B)      appoints a Custodian of the
                                                     Company, or any Restricted
                                                     Subsidiary with liabilities
                                                     of greater than $10,000,000
                                                     under GAAP as of the
                                                     effective date of such
                                                     order or decree, or for all
                                                     or substantially all of its
                                                     property, or

                                            (C)      orders the liquidation of
                                                     the Company, or any
                                                     Restricted Subsidiary with
                                                     liabilities of greater than
                                                     $10,000,000 under GAAP as
                                                     of the effective date of
                                                     such order or decree, and
                                                     the order or decree remains
                                                     unstayed and in effect for
                                                     60 days.

                  A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of a series of Notes notifies the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and
(b) 10 days after receipt of such notice in the case of a Default under clause
(4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of a series of outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

  2.7.   Acceleration.

                  With respect to the Notes issued under this Supplemental Indenture, Section 5.2 of the Indenture is hereby replaced in its entirety as follows:

                  If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes affected thereby then outstanding may declare to be immediately due and payable the principal amount of the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived. In case an Event of Default specified in Section 2.6(6) or
(7) of the Supplemental Indenture occurs, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

  2.8.   Mergers and Consolidations.

                  With respect to the Notes issued under this Supplemental Indenture, Section 8.1 of the Indenture is replaced in its entirety as follows:

                  The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of the Company for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of the Company for the most recent quarter preceding such transaction set forth in Column B below or the ratio set forth in Column C below:


                         A                                       B                   C
                         -                                       -                   -

                1.1111:1 to 1.4999:1                             90%               1.00:1
                1.5 and higher                                   80%               1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

                  In connection with any consolidation, merger or transfer contemplated by this Section 8.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 8.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

  2.9.   Supplemental Indentures.

                  With respect to the Notes issued under this Supplemental Indenture, the following Section supplements Article 9 of the Indenture:

                   9.7     Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2 of the Indenture. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

  2.10.  Covenants.
             With respect to the Notes issued under this Supplemental Indenture,

                  (1) references in the Indenture to the following sections are modified as follows:

              Reference in the Indenture to:                            Refers to:
              -----------------------------                             ---------
         Section 10.1 of the Indenture              Section 10.1 of the Supplemental Indenture
         Section 10.2 of the Indenture              Not applicable
         Section 10.5 of the Indenture              Section 10.10 of the Supplemental Indenture
         Section 10.7 of the Indenture              Section 10.3 of the Supplemental Indenture
         Section 10.8 of the Indenture              Section 10.8 of the Supplemental Indenture


and (2) Article 10 of the Indenture is hereby replaced in its entirety as follows:

                                   ARTICLE 10

                                    COVENANTS

  10.1   Payment of Notes.

                  The Company shall pay the principal of and all interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company will pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and on overdue interest, to the extent lawful, at the rate borne by the Notes.

  10.2   SEC Reports.

                  The Company shall file with the Trustee, within 15 days after it files with the SEC, copies of the annual reports and of the other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA SS 314(a).

  10.3   Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

  10.4   Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by the Company or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate except for (i) the making of any Restricted Payment, (ii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment banking firm filed with the Trustee. Notwithstanding the foregoing, this provision shall not prohibit any such transaction which is determined by the independent members of the Board of Directors of the Company, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Trustee) to be (a) in the best interests of the Company or such Restricted Subsidiary, and (b) upon terms which would be obtainable by the Company or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

  10.5   Limitation on Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

                  Notwithstanding the above, this provision will not limit the incurrence of Indebtedness which is incurred by the Company or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, this provision will not limit Permitted Refinancing Indebtedness, subject to the provisions of
Section 10.6.

  10.6   Limitation on Restricted Payments.

                  So long as any of the Notes remain outstanding, the Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by the Company's Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense.

  10.7   Reports to Holders.

                  The Company will send to the Trustee and to Noteholders, within 15 days after the filing thereof with the SEC, copies of its annual reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K; provided, however, that notwithstanding any event which results in the Company being relieved of its obligation to file information, documents and reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue, so long as any Note remains outstanding and unpaid, (i) to file with the SEC (at such time as it would be required to file such reports under the Exchange Act), and to send to the Trustee and Noteholders (within 15 days thereafter), quarterly and annual reports and information, documents and other reports substantially equivalent to those it would have been obligated to file if it had remained subject to such sections of the Exchange Act, and (ii) so long as the Notes have not been registered pursuant to the Registration Rights Agreement, upon the request of a Noteholder, to provide information required to be delivered under Rule 144A(d)(4) under the Securities Act to such Noteholder and its prospective purchasers designated by such Noteholder.

  10.8   Money for Securities Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

                  The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of the
                  principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (ii) give the Trustee notice of any default by the
                  Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

                           (iii) at any time during the continuance of any such
                  default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee of such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

  10.9   Notice of Defaults Or Events of Default.

                  In the event that any Default or Event of Default shall occur and be continuing, the Company will, within 10 days of the occurrence thereof, give written notice of such Default or Event of Default to the Trustee.

  10.10  Compliance Certificates.

                  The Company shall deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default and the efforts to remedy or obtain a waiver of the same.

 10.11   Covenant to Secure Notes Equally.

                  Except for Liens created or assumed by the Company in connection with the acquisition of real property or equipment to be used by the Company in the operation of its business which do not secure Indebtedness in excess of the purchase price of such real property or equipment, the Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, it will make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of the Company secured by such Lien, as long as any such other Indebtedness of the Company shall be so secured. The restriction imposed by this Section shall not apply with respect to a Lien, including a pledge of Capital Stock of a Subsidiary or an Affiliate, to secure Indebtedness which is an obligation of such Subsidiary or Affiliate and not an obligation of the Company.

 10.12   Limitation on Investment in Affiliates and Unrestricted Subsidiaries.

                  After the date of this Indenture, the Company may not, nor will the Company allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Restricted Investment the Leverage Ratio of the Company does not exceed 7.75:1.

 10.13   Limitation on Sale of Assets.

                  Neither the Company nor any Restricted Subsidiary of the Company shall sell an asset (including Capital Stock of Restricted Subsidiaries) or reclassify a Restricted Subsidiary existing on the date of this Indenture as an Unrestricted Subsidiary (a "Reclassification") unless (a) in the case of an asset sale, (i) at least 75% of the net proceeds received by the Company or such Restricted Subsidiary is in cash, cash equivalents or common or preferred Capital Stock or debt securities issued by a Person which has Investment Grade Senior Debt and (ii) cash proceeds from the asset sale are used to reduce debt and such debt reduction results in the Company's Leverage Ratio being lower pro forma after such asset sale than prior to such asset sale, or (b) in the case of an asset sale or Reclassification, pro forma for such asset sale or Reclassification the Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than 7.75 multiplied by Annualized Pro Forma EBITDA, provided that in no case under either clause (a) or
(b) shall the Company undertake an asset sale or Reclassification, if pro forma for such an asset sale or Reclassification the Company and its Restricted Subsidiaries would be the owners of fewer than 75% of the cable systems (measured on the basis of basic subscribers as of February 22, 1994) owned by the Company and its Restricted Subsidiaries as of February 22, 1994, provided however, that the Company and its Restricted Subsidiaries may sell additional assets of up to 10% of assets held as of February 22, 1994 if the consideration received from such sale is (i) cash which is used within 12 months to purchase additional systems of equivalent value or (ii) other cable systems of equivalent value.

  2.11.  Defeasance and Covenant Defeasance.

                  With respect to the Notes issued under this Supplemental Indenture, the following Section supplements Article 13 of the Indenture:

                    13.6.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 13 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.1; provided, however, that if the Company has made any payment of principal of or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 3

                                  MISCELLANEOUS

  3.1.   Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

  3.2.   Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

  3.3.   Separability Clause.

                  In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  3.4.   Governing Law.

                  This Supplemental Indenture and the Notes created hereby shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

                            [The rest of this page has been intentionally left
blank.]

                             Supplemental Indenture

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

                            ADELPHIA COMMUNICATIONS CORPORATION


                             By:       /S/ James R. Brown
                                       ------------------
                             Name:    James R. Brown
                             Title:   Vice President

                             Supplemental Indenture

                             THE BANK OF NEW YORK, as Trustee


                             By:      /S/ Terence Rawlins
                                      -------------------
                             Name:    Terence Rawlins
                             Title:   Assistant Vice President

                                    Exhibit A

--------------------------------------------------------------------------------





--------------------------------------------------------------------------------


                                 [Face of Note]
                          10-7/8% Senior Notes due 2010

CUSIP No.  006848 BF 1                                           $750,000,000


                       ADELPHIA COMMUNICATIONS CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of Seven Hundred Fifty Million Dollars on October 1, 2010.

                  Interest Payment Dates:  April 1 and October 1

                  Record Dates:  March 15 and September 15

                  Dated:  September 20, 2000


                                     ADELPHIA COMMUNICATIONS CORPORATION



                                         By
                                         Name:  Michael J. Rigas
                                         Title: Executive Vice President
                                                    (SEAL)

This is one of the Notes referred to in the within- mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
      Authorized Signature

                                 [Back of Note]
                          10-7/8% Senior Notes due 2010

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Adelphia Communications Corporation, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 10-7/8% per annum from September 20, 2000 until October 1, 2010. The Company shall pay interest, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the Note Custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal and interest by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

                  3.  PAYING  AGENT AND  SECURITY  REGISTRAR.  Initially,
The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 28, 1999 (the "Base Indenture") as supplemented by a Third Supplemental Indenture dated as of September 20, 2000 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture" ) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes issued under the Indenture are senior unsecured obligations of the Company limited to $1 billion in aggregate principal amount.

                  5. MANDATORY REDEMPTION. Except as set forth in paragraph 6 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  6. REPURCHASE AT OPTION OF HOLDER. Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, which date shall be no later than 50 days from the date such notice is mailed (the "Change of Control Payment Date"). Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Such right to require the repurchase of Notes shall not continue after discharge of the Company from its obligations with respect to the Notes. The board of directors of the Company may not waive this provision.

                  7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

                  8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Initial Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Initial Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, to establish the form or terms of the Notes as permitted by Sections 2.1 and 3.1 of the Indenture, to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture, to secure the Notes, to make any change that does not materially adversely affect the interests of any Holder under the Indenture, to qualify, or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  10. DEFAULTS AND REMEDIES. An Event of Default with respect to the Notes occurs if: (i) the Company defaults in the payment when due of any interest on, or Liquidated Damages with respect to, any such series of Notes and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of any such series of Notes at its maturity; (iii) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of such series of Notes then outstanding; (iv) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 10 days after written notice; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10,000,000; or (vi) the Company or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause, pursuant to or within the meaning of Bankruptcy
Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors, (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree in an involuntary case, (b) appoints a custodian of the Company, or any Restricted Subsidiary of Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree or for all or substantially all of its property or (c) orders the liquidation of the Company, or any Restricted Subsidiary with liabilities greater than $10,000,000 under GAAP as of the effective date of such order or decree; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding series of Notes (including Additional Notes, if any) may declare all of such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (6) or (7) of Section 5.1 of the Indenture occurs with respect to the Company, or a Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, all outstanding series of Notes will become due and payable without further action or notice. Holders of such series of Notes may not enforce the Indenture with respect to such series of Notes or such series of Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding series of Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of such series of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the such series of Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of and Liquidated Damages, if any, or interest on, such series of Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding series of Notes may rescind an acceleration and its consequence, including any related payment default) or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

                  11. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights against any general partner of the Company in its capacity as general partner. The waiver and release are part of the consideration for the issuance of the Notes.

                  13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Adelphia Communications Corporation
                           One North Main Street
                           Coudersport, Pennsylvania 16915
                           Attention:  Colin H. Higgin, Esq.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)

-

 _

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:  __________

                       Your Signature:
                  (Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 2.5 of the Supplemental Indenture, check the box below:

                                   Section 2.5

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.5 of the Supplemental Indenture, state the amount you elect to have purchased: $________

Date:  __________      Your Signature:
                           (Sign exactly as your name appears on the Note)

                       Tax Identification No.:                                 _
                                                --------------------------------


                         SCHEDULE OF EXCHANGES OF NOTES

                  The following exchanges of a part of this Global Note for other Notes have been made:
                                                                          Principal Amount of       Signature of

                           Amount of decrease    Amount of increase in      this Global Note       authorized office
                           in Principal Amount    Principal Amount of        following such       of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note     decrease (or increase)        Custodian


-------------------------------------------------------------------------------------------------------------------